Exhibit 10.1

AMENDMENT 3 TO

MANUFACTURING SERVICE AGREEMENT

This Amendment 3 (“Amendment”) is made and entered into as of this 1st day of March, 2013 (the “Effective Date”), by and between SANMINA Corporation (formerly Sanmina-SCI Corporation), a Delaware corporation having a principal place of business at 2700 North First Street, San Jose, California 95134 (SANMINA”) and Symmetricom, Inc., a Delaware corporation, having a principal place of business at 2300 Orchard Parkway, San Jose, CA 95131 (“CUSTOMER”). CUSTOMER and Sanmina- are sometimes collectively referred to as a “Party” and the “Parties.”

WHEREAS, the Parties entered into a Manufacturing Services Agreement dated March 22, 2010 (the “Agreement”):

WHEREAS, the Parties entered into Addendum One, dated September 18, 2009, to add Prepaid Inventory Program ordering process and inventory management to the Agreement;

WHEREAS, the Parties entered into Addendum Two, dated April 2, 2010, to add transition project management services to be provided by Sanmina-SCI in connection with the closure of Customer’s Puerto Rico facility;

WHEREAS, the Parties entered into Amendment One, dated May 16, 2012 to amend certain terms of the Agreement and add 3PL services to the Agreement;

WHERAS, the Parties entered into Amendment Two, dated July 27, 2012 to add supplier managed inventory to the Agreement;

WHEREAS, the Parties desire to further amend certain terms in the Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the Parties agree to amend the Agreement as follows:

Section 10.6 is hereby added to the Agreement:

For avoidance of doubt, the Parties agree that Sections 10.5 “Migration Assistance”. 10.5.1 “Migration Fees” and 10.5.2 shall also apply in the event of the termination of any agreement between the Parties.

Section 12.3 “Space” of Exhibit F “Service Level Agreement for 3PL” to Amendment One of the Agreement is hereby deleted in its entirety.

Section 6.1(b) of Exhibit F “Shipping Terms” to Amendment One of the Agreement is hereby deleted and replaced with:

6.1(b): Title transfer of Sanmina supplied Products – shall transfer to Customer upon shipment from Sanmina manufacturing facility to the Symmetricom 3PL site.

1.	Entire Agreement.

The Agreement together with the Addenda, Amendments 1, 2 and this Amendment constitute the entire agreement between the Parties hereto with respect to the subject matter hereof, and supersede all prior or contemporaneous agreements, representations, warranties, statements, promises and undertakings, whether oral or written. In the event of a conflict between the terms and conditions of this Amendment and the terms of the Agreement with respect to the subject matter hereof, the terms of this Amendment shall control. Except

CONFIDENTIAL

as specifically amended by this Amendment 3, all of the provisions of the Agreement shall remain in full force and effect and be binding upon the parties hereto. The Agreement may not be amended, altered or modified except by a writing signed by both.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SANMINA CORPORATION	SYMMETRICOM, INC

Authorized Signature	Authorized Signature

Printed Name	Printed Name

Title	Title

CONFIDENTIAL